United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 11, 2019

Date of Report (Date of earliest event reported)

Orisun Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39014	83-2479505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Madison Avenue, Room 543 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 293-9588

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.00001 par value, one Redeemable Warrant to acquire one-half of one share of Common Stock, and one Right to acquire one-tenth (1/10) of a share of Common Stock	ORSNU	NASDAQ Capital Market
Common Stock	ORSN	NASDAQ Capital Market
Warrants	ORSNW	NASDAQ Capital Market
Rights	ORSNR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2019, Orisun Acquisition Corp. (“Orisun”) announced that it had appointed Xiaocheng Peng to be Orisun’s new Chief Financial Officer (“CFO”) in succession of Lu Zhou, who has resigned from the same role, both effective as of December 11, 2019. On the same day, the Board of Directors (the “Board”) of Orisun appointed Mr. Xiaocheng Peng to serve as a member of the Board.

Xiaocheng Peng, 31, has been employed by the Company since December 2019. Mr. Peng has served as an investment professional at Ms. Chen’s family office, Everpower International Holdings Co., Ltd. since December 2015. He focuses on high technology and entertainment opportunities and helps create strategic plans for target companies. Mr. Peng has led due diligence and prepared the related investment materials and analysis reports for target companies. He is also experienced in deal negotiation and post-investment management. Mr. Peng earned his Master of Business Administration degree from California State University Long Beach in 2015, a Master of Engineering in Environmental Engineering from Oregon State University in 2013 and a bachelor’s degree in Food Safety and Quality from Jilin University in China in 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2019

ORISUN ACQUISITION CORP.

By:	/s/ Wei Chen
Name:	Wei Chen
Title:	Chief Executive Officer

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